UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2008

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1001 Fannin Street, Suite 1600, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On September 30, 2008, Endeavour International Corporation announced that Carl D. Grenz has been appointed Executive Vice President, Operations.

Mr. Grenz, age 54, will join us on November 1, 2008. He served as Chief, Global Production Operations for BHP Billiton Petroleum (Americas) Inc., an oil and gas exploration company based in Houston, Texas from October 2006 until October 2008. He was Senior Operations Manager of BHP Billiton Petroleum (Americas) Inc., Gulf of Mexico Operations from 2005 to October 2006 and Vice President, Director of Operations for two BHP Billiton companies in Trinidad and Tobago from 2002 until 2005.

Mr. Grenz will receive an initial salary of $33,333.33 per month and be eligible for a bonus that will be determined by the Compensation Committee of the Board of Directors at a later date. As an inducement material to his acceptance of employment, he will be granted on November 1, 2008 (i) 200,000 shares of restricted stock and an award of 200,000 stock options that will vest in one-third increments over a three-year period from the date of grant and (ii) 100,000 shares of restricted stock and 50,000 stock options that will vest one year from the date of grant. The stock option price will be the per share closing market price of our stock on November 3, 2008, the first business day after Mr. Grenz starts employment. In addition, Mr. Grenz will be eligible to participate in other benefit plans and programs on similar terms as our other executives.

Endeavour and Mr. Grenz will enter into a Change in Control Termination Benefits Agreement (the "Change in Control Agreement") effective as of November 1, 2008, which is similar to the change in control termination benefits agreements previously entered into by certain of our other executive officers. The Change in Control Agreement defines the benefits Mr. Grenz would receive in connection with certain change in control events coupled with his loss of employment.

If eligible, Mr. Grenz would receive certain benefits, including the following:
• an amount equal to two times his annual base salary;
• an amount equal to two times the executive’s average bonus for the prior three years in which the date of termination occurs;
• a pro rata portion of his annual target bonus for the year in which such termination occurs; and
• continuation of health benefits for a period of 18 months following the date of termination, with Endeavour continuing to pay the same portion of the premiums as it does for current employees.
The foregoing description of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the form of agreement which is filed as Exhibit 10.1 to Endeavour’s Form 8-K filed February 15, 2008 and is incorporated by reference into this Item 5.02.

On September 30, 2008, a press release related to Mr. Grenz’s appointment was issued and is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Press Release, dated September 30, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

September 30, 2008	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Senior Vice President, Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	September 30, 2008 Press Release: Grenz Announcement